EXHIBIT 10(p)


                               AMENDMENTS TO THE
                    UNITED VIRGINIA BANKSHARES INCORPORATED
                      DEFERRED COMPENSATION PROGRAM UNDER
                        INCENTIVE COOMPENSATION PLAN OF
                    UNITED VIRGINIA BANKSHARES INCORPORATED
                          AND AFFILIATED CORPORATIONS



      Effective for the Award Year 1987, Plan Section 3 is amended by adding new Subsection (h), to read as follows:


      (h) Notwithstanding any other provision of the Plan, a Participant's Deferred Income Benefit Award Election Form for any Award Year is not valid if that Participant is not an Employee on December 31 of the Year following that Award Year. If a Participant's Deferred Income Benefit Award Election Form is invalid because of this subsection (h), that Participant must be paid the amounts he would then have been entitled to receive if he had not submitted that Deferred Income Benefit Award Election Form.